Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), dated as of  August 1, 2006, is entered into by and among by and between Vistula Communications Services, Inc., a Delaware corporation (the “Company”), and J. Keith Markley (the “Employee”) and constitutes an amendment to that certain Employment Agreement dated as of April 11, 2006 (the “Employment Agreement”).

WHEREAS, the Employee currently serves as Chief Executive Officer and as a director of the Company;

 WHEREAS, the Company and the Employee have jointly determined that in the best interests of the Company, the Employee should resign from his position as Chief Executive Officer of the Company and become the President of Vistula USA, Inc, the Company’s wholly owned Delaware subsidiary (the “Transition”), in order for the Employee to focus on business development and related operational matters in the United States for the Company and its subsidiaries (the “Vistula Group”);

WHEREAS, the Company and the Employee wish to amend the Employment Agreement to reflect the change in the Employee’s role within the Vistula Group; and

WHEREAS, in addition, the Company and the Employee have agreed to certain matters in connection with the change in role of the Employee as described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, and in accordance with Section 14(d) of the Employment Agreement, the parties hereto agree as follows:

1.             Resignation.  The Employee hereby resigns as Chief Executive Officer of the Company effective as of the date hereof.

2.             Amendment of Employment Agreement

       2.1           Section 3 of the Employment Agreement is hereby deleted and replaced with the following:

“3. Position and Duties.  During the Employment Period, the Employee shall serve as the President of Vistula USA, Inc., the Company’s wholly owned subsidiary (“Vistula US”), responsible for leading business development efforts for the Company and its subsidiaries (collectively, the “Vistula Group”) in the United States and managing operations of the business of the Vistula Group in the United States, and shall faithfully perform all duties and responsibilities consistent with his position as President of Vistula US and the duties and responsibilities relating to the business or operations of the Vistula Group in the United States consistent with his position as a senior executive officer of the Vistula Group as the Company’s Board of Directors (the “Board of Directors”), any

committee thereof, the Chairman of the Board of Directors or the Board of Directors of Vistula US may direct from time to time.  Without limiting the generality of the foregoing, it is anticipated that the Employee’s primary duties and responsibilities shall be overseeing and directing the overall United States business and operations of the Vistula Group, including assisting with generating business plans, establishing corporate strategy in the United States, pursuing and reviewing material commercial ventures and relationships in the United States, steering the Company’s U.S. operations toward management approved forecasts and budgets, and advising the Chief Executive Officer on material business matters affecting the Vistula Group in the United States.  In the performance of the Employee’s duties and responsibilities hereunder, the Employee shall regularly report to the Chief Executive Officer of the Company.  In addition, the Employee agrees to serve as a director of the Company, and, subject to the fiduciary duties of its directors, the Company agrees to use its best efforts to nominate and cause the Employee to be elected as a director of the Company as soon as reasonably possible on or after the date hereof. The foregoing sentence does not limit in any way the ability of the Board of Directors, the Company or any of its shareholders to remove and/or replace the Employee as a director of the Company in accordance with applicable law and the by-laws of the Company.

The Employee will fulfill his duties and responsibilities to the Vistula Group hereunder from his residence office currently located in Campton, New Hampshire, or at such location in the Northeastern United States as he reasonably determines.  Notwithstanding the foregoing, the Employee agrees to travel as is otherwise necessary, in the reasonable determination of the Chief Executive Officer of the Company, to fulfill his duties and responsibilities as set forth in this Agreement.”

2.2           Section 6(d) of the Employment Agreement is hereby deleted and replaced with the following:

“(d)         Indemnification.  The Employee, his heirs and his estate shall be eligible for indemnification and advancement of expenses to the fullest extent authorized under the Company’s and Vistula US’s by-laws and certificate of incorporation and applicable law.  During such time as the Employee shall serve as a officer or director of the Company or Vistula US, the Company shall maintain a D&O insurance or similar policy in form and coverage reasonably acceptable to the Board of Directors, and the Employee shall receive the same benefits provided to any of the Company’s officers and directors under such policy and any additional D&O insurance or similar policy, indemnification agreement, Company policy or the certificate of incorporation or bylaws of the Company or Vistula US.”

2.3           Section 7(a) of the Employment Agreement is hereby amended by deleting clause (v) of the definition of “Cause” set forth therein and replacing it with the following:

“(v) the Employee’s repeated or ongoing failure to comply with the reasonable directions and instructions of the Company’s Chief Executive Officer or Board of Directors in connection with the performance of the Employee’s duties and responsibilities hereunder

(provided, however, in no event shall the Company’s financial performance or failure to achieve projections in the absence of any of the expressly stated elements of “Cause” in this Section 7(a) be considered Cause hereunder); provided, that if the Company elects to terminate the employment of the Employee for “Cause” as defined in this clause (v) prior to the occurrence of a Change of Control (as defined in Section 7(d)), the Employee may elect by written notice to the Company to instead voluntarily terminate his employment with the Company pursuant to Section 7(d) and such termination shall instead be treated as a termination without Cause under Section 7(c) provided, however, that (A) references in Section 7(c) to “eighteen (18) months” shall be read as “twelve (12) months,” (B) such termination shall not be treated as a termination without Cause for the purposes of Section 5(b) or for the purposes of the options described in Section 5(b) and the terms of such options shall be deemed to be amended to the extent necessary to reflect this intent, and (C) the Employee shall only be required to provide seven (7) days prior written notice of such voluntary cessation of employment to the Company;....”

2.4           Section 7(d) of the Employment Agreement is hereby deleted and replaced with the following:

“(d)         Termination by the Employee.  The Employee’s employment with the Company may be terminated by the Employee at any time with or without Good Reason.  In the event of a termination of the Employee’s employment with the Company by the Employee upon his voluntary termination or resignation (other than a termination of employment with the Company by the Employee for “Good Reason,” as defined below) prior to the occurrence of any Change of Control at any time following the date of this Agreement, such termination shall be treated as a termination without Cause under Section 7(c); provided however, that references in Section 7(c) to “eighteen (18) months” shall be read as “twelve (12) months” and provided, further, that such termination shall not be treated as a termination without Cause for the purposes of Section 5(b). As used herein, a “Change in Control” shall be deemed to have occurred if the Company (i) is merged into or consolidated with another corporation, or is the subject of a sale of stock by its stockholders, under circumstances in which the stockholders of the Company immediately prior to such merger, consolidation or stock sale do not own immediately after giving effect to such merger, consolidation or stock sale shares of capital stock representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, or (ii) sells or otherwise disposes of all or substantially all of its assets; provided, however, that no such merger, consolidation, stock sale or disposition of assets shall constitute a Change of Control if such transactions take place between or among (x) two or more subsidiaries of the Company only, or (y) the Company and one or more of its subsidiaries only. The Employee agrees to provide the Board of Directors with at least thirty (30) days’ prior written notice of his voluntary cessation of employment hereunder, subject to the Board of Directors’ right to waive, upon notice to the Employee, such requirement and accelerate the effectiveness of the Employee’s voluntary cessation of employment to an earlier time and date (but not earlier than the date of the Employee’s giving of notice of his voluntary cessation of employment to the Board of Directors), it being mutually understood and agreed that the Company shall to continue to pay or furnish to the

Employee his Base Compensation and benefits during the time of continued employment, if any, following the Employee’s notice of his voluntary cessation of employment up through the effective date of termination.  A termination of the Employee’s employment with the Company by the Employee for Good Reason shall be treated as a termination without Cause under Section 7(c).  For purposes hereof, the term “Good Reason” shall mean that (i) the Employee’s primary place of employment is moved by the Board of Directors (not at the request of the Employee) to a location greater than 50 miles from his current location (without a corresponding permission from the Board of Directors allowing the Employee to telecommute), provided, the Employee has delivered written notice of termination in respect of this clause (i) within thirty (30) days following the execution and delivery by the Company at the Board of Directors’ direction of a lease or other binding agreement committing the Company to such relocation, the terms of which were authorized and approved by the Board of Directors (provided, if the Board of Directors notifies the Employee of the Board of Directors’ decision to cancel its planned relocation, the Board of Directors shall be deemed to have cured the event of “Good Reason” and the Employee’s notice of resignation shall be deemed revoked, and the status quo shall be maintained, unless the Employee has already accepted employment with another employer); (ii) the Company has breached any material term of this Agreement; (iii) a material reduction in the Employee’s duties and responsibilities hereunder, (iv) a material demotion in the Employee’s position at the Company, or (v) the Company has reduced the Employee’s Base Compensation due hereunder; provided, however, that with respect to each of the conditions described above in items (i), (ii), (iii), (iv) and (v), the Employee may not establish “Good Reason” unless he has provided written notice to the Board of Directors of the existence of such condition and the Company fails to cure such condition within the 30-day period following receipt of such notice.”

2.5           Section 7 of the Agreement is hereby amended to add the following additional subsections:

“(g)         Nonqualified Deferred Compensation.  Notwithstanding any other provision in this Agreement to the contrary, the Company shall not distribute and/or pay to the Employee and the Employee shall not receive and/or take distribution from the Company for a period of six months and one day following the date of the Employee’s termination of employment with the Company (the “First Distribution Date”) any amounts that constitute “nonqualified deferred compensation,” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and/or pursuant thereto, to which the Employee is otherwise entitled under the Agreement; provided, however, that on the Company’s first regular payroll payment date following the First Distribution Date, the Company shall distribute and deliver to the Employee all nonqualified deferred compensation to which the Employee shall have been otherwise entitled pursuant to the terms of this Agreement for all periods from the date of termination of the Employee’s employment with the Company through and including the First Distribution Date, and, thereafter, the Company shall distribute and deliver to the Employee any additional nonqualified deferred compensation to which the Employee is entitled under this Agreement in accordance with the schedule and terms set forth in this Agreement.

(h)           COBRA. The parties hereto acknowledge and agree that the Company shall meet its obligations under this Agreement with respect to COBRA by reimbursing the Employee pursuant to the agreement to the extent the Employee elects to establish COBRA coverage, within 30 days following receipt by the Company of substantiating proof of the Employee’s payment of the applicable monthly COBRA premium.”

3.             Option Waiver.  The Employee agrees to waive his rights to exercise that portion of the Employee’s option to purchase 948,000 shares of common stock of the Company (the “Option”) which entitles the Employee to purchase 500,000 shares of common stock of the Company.  This portion of such Option will be cancelled by the Company. The Employee will retain the right to purchase up to 448,000 shares of common stock of the Company (the “Remaining Portion”) under this Option. The Remaining Portion shall vest in accordance with the vesting terms described in the existing option agreement with respect to the Option.  In order to formally effect the waiver and cancellation described above, the Employee agrees to promptly return his copy of all of his executed option agreement with respect to the Option to the Company.  Following surrender of such option agreements, the Company will promptly issue to the Employee a new option agreement relating to the Remaining Portion.

4.             Waiver and Release.  The Employee hereby waives his right to assert any legal claims against the Company, any subsidiary of the Company or other affiliated company of the Company, and any of their stockholders, directors, officers, managers, employees, agents and representatives with respect to the Transition arising under the Employment Agreement or otherwise.  Accordingly, the Employee hereby releases and forever discharges the Company and any of its parents, subsidiaries and affiliates, and any of their stockholders, directors, officers, managers, employees, agents and representatives, and any of their successors or assigns, from any and all claims, charges, complaints, lawsuits, damages, contracts and causes of action in law or equity, of any nature whatsoever, or any other actions in any court, administrative agency, arbitration forum, or other legal tribunal or authority, by reason of any matter or thing relating to, arising out of or connected with the Transition arising from the beginning of time through the date of this Agreement. Notwithstanding anything to the contrary set forth in the Employment Agreement, the Transition shall not constitute “Good Reason” as defined in Section 7(d) of the Employment Agreement.

5.             Employment Agreement in Full Force and Effect. The Employment Agreement, as amended herein, is hereby ratified and confirmed in all respects. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Employment Agreement or of any right, power or remedy of the Company or the Employee thereunder.  Except as set forth herein, the Company and the Employee reserve all rights, remedies, powers, or privileges available under the Employment Agreement, at law or otherwise.

6.             Miscellaneous.

6.1           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.

6.2           This Amendment and the Employment Agreement (as hereby amended) constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

6.3           This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the choice of law provisions set forth in the Employment Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as an instrument under seal as of the date first written above.

Vistula Communications Services, Inc.

/s/ Rupert Galliers-Pratt
By: Rupert Galliers-Pratt
Title: Chairman, and Chief Executive Officer

/s/ J. Keith Markley
J. Keith Markley